EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Osteotech Investment Corporation is a wholly-owned subsidiary of the Registrant organized under the laws of New Jersey. Osteotech Investment Corporation does business under its own name.

Osteotech, SA is a wholly-owned subsidiary of the Registrant organized under the laws of France.

OST Developpement, SA ("OST") is a 90% owned subsidiary of the Registrant organized under the laws of France. OST does business under its own name.

Osteotech BV is a wholly-owned subsidiary of the Registrant organized under the laws of The Netherlands. Osteotech BV does business under its own name.

Osteotech/CAM Services BV ("OCS BV") is a wholly-owned subsidiary of Osteotech BV organized under the laws of The Netherlands. OCS BV does business under its own name.

HC Implants, BV ("HC Implants") is a wholly-owned subsidiary of Osteotech BV organized under the laws of The Netherlands. HC Implants does business under its own name.

CAM Implants, BV ("CAM BV") is a wholly-owned subsidiary of HC Implants organized under the laws of The Netherlands. CAM BV does business under its own name.

CAM Implants, Inc. ("CAM, Inc.") is a wholly-owned subsidiary of HC Implants organized under the laws of Colorado. CAM, Inc. does business under its own name.



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